PROMISSORY NOTE

$880,000	October 31, 2019

For value received, YayYo, Inc., a Delaware corporation (the “Company”), issues this Promissory Note (the “Note”) and promises to pay to John Gray or his designated assigns (the “Holder”) the principal sum of Eight Hundred and Eighty Thousand ($880,000) or such other amount as may have been advanced and may be outstanding from time to time (the “Principal Amount”).

1. Repayment. All payments of interest and principal shall be made in lawful money of the United States of America. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. This Note may be prepaid in whole or in part from time to time by the Company. The outstanding Principal Amount and accrued and unpaid interest shall be due on December 31, 2019 (the “Maturity Date”)

2. Interest Rate. The Company promises to pay simple interest on the outstanding Principal Amount at the rate of five percent (5%) per annum. Interest shall be due and payable on the Maturity Date.

3. Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

4. Event of Default. Upon the occurrence of any one of the following events (each, an “Event of Default” or “default” or “event of default”), Holder, at its option, may declare all indebtedness of Company to Holder under this Note immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Note or any other agreement: (a) Company’s failure to make any payment on time or in the amount due; (b) the dissolution, or termination of existence of Company; or (c) the commencement of any proceeding under bankruptcy or insolvency laws by or against Company or the appointment of a receiver.

5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

6. Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within the State of California, in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons.

7. General Waivers. To the extent permitted by law, the Company severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest and any other notice and defense due to extensions of time or other indulgence by Holder or to any substitution or release of collateral. No failure or delay on the part of Holder, and no course of dealing between the Company and Holder, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

8. Severability. If a court of competent jurisdiction determines any term or provision of this Note is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Note without invalidating the remainder of either the affected provision or this Note.

9. Survival. The rights and privileges of the Holder hereunder shall inure to the benefits of its successors and assigns, and this Note shell be binding on all heirs, executors, administrators, assigns and successors of the Company.

10. Assignability. Holder may assign, pledge or otherwise transfer this Note or any of its rights and powers under this Note without notice, with all or any of the obligations owing to Holder by the Company, and in such event the assignee shall have the same rights as if originally named herein in place of Holder. The Company may not assign this Note or any benefit accruing to it hereunder without the express written consent of the Holder.’

[SIGNATURE PAGE FOLLOWS]

By signing this Note, the Company acknowledges reading, understanding, and agreeing to all its provisions and receipt hereof.

COMPANY:

YAYYO, INC.

Jonathan Rosen
Chief Executive Officer

HOLDER:

JOHN GRAY

John Gray